Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80177, 333-82249, 333-34570, 333-51878, 333-76272, 333-87618, 333-102434, 333-104169, 333-109895, 333-112022, 333-116187, 333-122054, 333-124092, 333-142709, 333-146195 and 333-160321) and Form S-3 (No. 333-108826) of F5 Networks, Inc. of our report dated November 20, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, WA
November 20, 2009